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                                                                   EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements No. 333-77625 and 333-81962 on Forms S-8 of On-Site Sourcing, Inc. of our report dated January 31, 2002, relating to the balance sheets of On-Site Sourcing, Inc. as of December 31, 2001 and 2000 and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 2001, 2000 and 1999, which report appears in the December 31, 2001 annual report on Form 10-K of On-Site Sourcing, Inc.

/s/ Reznick Fedder & Silverman

Bethesda, Maryland
March 29, 2002